THIRD QUARTER 2024 NET INCOME OF $184 MILLION, $1.33 PER SHARE
Favorable Deposit and Net Interest Income Trends
Strong Capitalization with Ongoing Credit and Expense Discipline

“Today we reported third quarter earnings per share of $1.33," said Curtis C. Farmer, Comerica Chairman and Chief Executive Officer. "Growth in customer deposits offset muted loan demand and contributed to net interest income exceeding expectations for the quarter. Expense discipline remained a priority as we continued to execute on action plans set forth earlier this year. Credit quality was strong with net charge offs of 8 basis points, well below historical averages, and we continue to believe future migration will remain manageable. We favor a conservative approach to capital management as our estimated CET1 capital ratio rose to 11.97%, well above our 10% target. Further, the downward shift in the rate curve drove a meaningful improvement in AOCI for the quarter.”

(dollar amounts in millions, except per share data)	3rd Qtr '24	2nd Qtr '24	3rd Qtr '23
FINANCIAL RESULTS
Net interest income	$534	$533	$601
Provision for credit losses	14	—	14
Noninterest income	277	291	295
Noninterest expenses	562	555	555
Pre-tax income	235	269	327
Provision for income taxes	51	63	76
Net income	$184	$206	$251
Diluted earnings per common share	$1.33	$1.49	$1.84
Average loans	50,861	51,071	53,987
Average deposits	63,896	63,055	65,883
Return on average assets (ROA)	0.92%	1.05%	1.12%
Return on average common shareholders' equity (ROE)	10.88	14.78	19.50
Net interest margin	2.80	2.86	2.84
Efficiency ratio (a)	68.80	67.77	61.86
Common equity Tier 1 capital ratio (b)	11.97	11.55	10.80
Tier 1 capital ratio (b)	12.51	12.08	11.30
(a)Noninterest expenses as a percentage of the sum of net interest income and noninterest income excluding net gains (losses) from securities, a derivative contract tied to the conversion rate of Visa Class B shares and changes in the value of shares obtained through monetization of warrants.
(b)September 30, 2024 ratios are estimated. See Reconciliations of Non-GAAP Financial Measures and Regulatory Ratios for additional information.

Impact of Notable Items to Financial Results
The following table reconciles adjusted diluted earnings per common share, net income attributable to common shareholders and return ratios. See Reconciliations of Non-GAAP Financial Measures and Regulatory Ratios for additional information.

(dollar amounts in millions, except per share data)	3rd Qtr '24	2nd Qtr '24	3rd Qtr '23
Diluted earnings per common share	$1.33	$1.49	$1.84
Net BSBY cessation hedging losses (a)	0.05	0.01	—
FDIC special assessment (b)	(0.02)	0.02	—
Modernization and expense recalibration initiatives (c)	0.01	0.01	(0.08)
Adjusted diluted earnings per common share	$1.37	$1.53	$1.76
Net income attributable to common shareholders	$177	$200	$244
Net BSBY cessation hedging losses (a)	9	3	—
FDIC special assessment (b)	(4)	3	—
Modernization and expense recalibration initiatives (c)	2	2	(14)
Income tax impact of above items	(2)	(2)	3
Adjusted net income attributable to common shareholders	$182	$206	$233
ROA	0.92%	1.05%	1.12%
Adjusted ROA	0.94	1.07	1.07
ROE	10.88	14.78	19.50
Adjusted ROE	11.22	15.18	18.65
(a)The planned cessation of the Bloomberg Short-Term Bank Yield Index (BSBY) announced in November 2023 resulted in the de-designation of certain interest rate swaps requiring reclassification of amounts recognized in accumulated other comprehensive income (AOCI) into earnings. All impacted swaps were re-designated as of April 1, 2024; therefore, settlement of interest payments for third quarter 2024 and second quarter 2024 were recorded as net interest income.
(b)Additional FDIC insurance accrual adjustments resulting from the FDIC Board of Directors’ November 2023 approval of a special assessment to recover the loss to the Deposit Insurance Fund following the failures of Silicon Valley Bank and Signature Bank.
(c)Related to certain initiatives to transform the retail banking delivery model, align corporate facilities and optimize technology platforms, as well as calibrate expenses to enhance earnings power while creating capacity for strategic and risk management initiatives.
Third Quarter 2024 Compared to Second Quarter 2024 Overview
Balance sheet items discussed in terms of average balances unless otherwise noted.
Loans decreased $210 million to $50.9 billion.
•Decreases of $234 million in National Dealer Services and $179 million in Corporate Banking, partially offset by increases of $157 million in Commercial Real Estate and $135 million in Environmental Services.
◦Period-end loans decreased $1.3 billion driven by declines of $705 million in National Dealer Services, $374 million in Equity Fund Services and $247 million in general Middle Market, partially offset by an increase of $172 million in Commercial Real Estate.
•Average yield on loans (including swaps) decreased 8 basis points to 6.24% reflecting lower nonaccrual interest.
Securities increased $130 million to $15.9 billion, reflecting a decrease in average unrealized losses, partially offset by paydowns and maturities.
•Period-end unrealized losses on securities decreased $701 million to $2.3 billion.
Deposits increased $841 million to $63.9 billion.
•Interest-bearing deposits increased $1.8 billion, partially offset by a decrease of $1.0 billion in noninterest-bearing deposits.
◦Increases of $364 million in Equity Fund Services, $213 million in general Middle Market, $194 million in Corporate Banking and $140 million in Commercial Real Estate, partially offset by a $365 million decrease in Retail Banking.
◦Average brokered time deposits increased $336 million. On a period-end basis, brokered time deposits decreased $862 million.
•The average cost of interest-bearing deposits increased 8 basis points to 331 basis points, mostly reflecting continued strategic growth in core interest-bearing deposits.
Short-term borrowings decreased $589 million, reflecting a reduction in Federal Home Loan Bank (FHLB) advances, while medium- and long-term debt decreased $233 million to $6.8 billion, driven by a maturity during the quarter.

•Total liquidity capacity at period-end totaled $44.1 billion, including cash, available liquidity through the FHLB and the Federal Reserve Bank (FRB) discount window, as well as the market value of unencumbered investment securities.
Net interest income was stable at $534 million, and net interest margin decreased 6 basis points to 2.80%.
•Includes higher deposits held at the FRB, a decline in debt (including short-term FHLB advances) and one additional day in the quarter, offset by an increase in interest-bearing deposits, the net impact of lower short-term rates, lower nonaccrual loan interest and a decline in loan volume.
•The decline in net interest margin reflected an increase in interest-bearing deposit costs and lower nonaccrual interest, partially offset by higher deposits held at the FRB and the decline in debt balances.
Provision for credit losses was $14 million.
•The allowance for credit losses increased $3 million to $720 million, reflecting changes in portfolio composition and a relatively consistent economic outlook.
•As a percentage of total loans, the allowance for credit losses was 1.43%, an increase of 5 basis points.
Noninterest income decreased $14 million to $277 million.
•Decrease of $10 million in risk management hedging income (mostly price alignment income), partially offset by increases of $3 million in deferred compensation asset returns (offset in noninterest expenses) and $2 million in capital markets income, as well as smaller increases in other categories.
◦Other noninterest income for third quarter 2024 included a $5 million loss, while other noninterest income for second quarter 2024 included a $6 million gain, both pertaining to a derivative related to Visa’s Class B shares.
Noninterest expenses increased $7 million to $562 million.
•Increases of $12 million in salaries and benefits expense and $2 million in occupancy expense, partially offset by an $8 million decrease in FDIC insurance expense (including a $7 million impact from changes to the special assessment estimates by the FDIC).
◦Salaries and benefits expense included increases of $4 million in deferred compensation expense (mostly offset in other noninterest income) and $3 million from staff additions, as well as impacts of $2 million each from an additional day in the quarter, higher incentive compensation and stock-based compensation.
◦Other noninterest expenses included an increase of $3 million in operational losses, partially offset by a $2 million decrease in consulting expenses.
Common equity Tier 1 capital ratio of 11.97% and a Tier 1 capital ratio of 12.51%.
See Reconciliations of Non-GAAP Financial Measures and Regulatory Ratios for additional information.
•Share repurchases targeting $100 million are expected to resume in the fourth quarter of 2024.
•Declared dividends of $94 million on common stock and $6 million on preferred stock.
•Tangible common equity ratio was 8.01%.

Net Interest Income
Balance sheet items presented and discussed in terms of average balances.

(dollar amounts in millions)	3rd Qtr '24	2nd Qtr '24	3rd Qtr '23
Net interest income	$534	$533	$601
Net interest margin	2.80%	2.86%	2.84%
Selected balances:
Total earning assets	$73,103	$71,829	$80,996
Total loans	50,861	51,071	53,987
Total investment securities	15,880	15,750	16,881
Federal Reserve Bank deposits	5,789	4,474	9,443

Total deposits	63,896	63,055	65,883
Total noninterest-bearing deposits	24,357	25,357	29,016
Short-term borrowings	77	666	8,847
Medium- and long-term debt	6,849	7,082	6,383
Net interest income increased $1 million, and net interest margin decreased 6 basis points, compared to second quarter 2024. Amounts shown in parentheses below represent the impacts to net interest income and net interest margin, respectively, with impacts of hedging program included with rate.
•Interest income on loans decreased $5 million and reduced net interest margin by 6 basis points, driven by other portfolio dynamics (-$6 million, -4 basis points consisting of lower nonaccrual interest), lower loan balances (-$5 million, -1 basis point) and lower short-term rates (-$2 million, -1 basis point), partially offset by one additional day in the quarter (+$8 million).
◦BSBY cessation negatively impacted net interest income and net interest margin by $9 million and 5 basis points for third quarter 2024, compared to a negative impact of $3 million and 2 basis points for second quarter 2024.
•Interest income on investment securities decreased $2 million and improved net interest margin by 1 basis point.
•Interest income on short-term investments increased $18 million and improved net interest margin by 4 basis points, primarily reflecting an increase of $1.3 billion in deposits with the FRB.
•Interest expense on deposits increased $25 million and reduced net interest margin by 12 basis points, reflecting higher average interest-bearing deposit balances (-$16 million, -8 basis points), higher pay rates on deposits (-$6 million, -4 basis points) and one additional day in the quarter (-$3 million).
•Interest expense on debt decreased $15 million and improved net interest margin by 7 basis points, driven by a decrease of $589 million in short-term FHLB advances (+$9 million, +4 basis points), a decline of $233 million in medium- and long-term debt (+$5 million, +2 basis points) and lower rates (+$1 million, +1 basis point).
The net impact of lower rates to third quarter 2024 net interest income was a decrease of $7 million and a reduction of 4 basis points to net interest margin.

Credit Quality
“Our strategic diversification and prudent approach to underwriting continued to deliver strong credit results with net charge-offs of only 8 basis points," said Farmer. "Although persistent inflationary pressures impacted customer profitability, our portfolio continues to perform well, as criticized loan balances declined. A relatively consistent economic outlook coupled with lower loans drove a modest increase in our reserve to 1.43%. However, with the market expectation of additional rate declines, we see potential for favorable trends in portfolios currently under more relative pressure. In either event, we feel our proven, conservative credit discipline continues to position us well to outperform peers through the cycle.”

(dollar amounts in millions)	3rd Qtr '24	2nd Qtr '24	3rd Qtr '23
Charge-offs	$23	$28	$14
Recoveries	12	17	8
Net charge-offs	11	11	6
Net charge-offs/Average total loans	0.08%	0.09%	0.05%
Provision for credit losses	$14	$—	$14

Nonperforming loans and nonperforming assets (NPAs)	250	226	154
NPAs/Total loans and foreclosed property	0.50%	0.44%	0.29%
Loans past due 90 days or more and still accruing	$21	$11	$45
Allowance for loan losses	686	686	694
Allowance for credit losses on lending-related commitments (a)	34	31	42
Total allowance for credit losses	720	717	736
Allowance for credit losses/Period-end total loans	1.43%	1.38%	1.38%
Allowance for credit losses/Nonperforming loans	2.9x	3.2x	4.8x
(a)    Included in accrued expenses and other liabilities on the Consolidated Balance Sheets.

•The allowance for credit losses totaled $720 million at September 30, 2024 and increased by 5 basis points to 1.43% of total loans, reflecting changes in portfolio composition and a relatively consistent economic outlook.
•Criticized loans were relatively flat, totaling $2.4 billion, or 4.8% of total loans. Criticized loans are generally consistent with the Special Mention, Substandard and Doubtful categories defined by regulatory authorities.
•Nonperforming assets increased $24 million to $250 million, or 0.50% of total loans and foreclosed property, compared to 0.44% in second quarter 2024.
•Net charge-offs were stable at $11 million, unchanged from second quarter 2024.
Strategic Lines of Business
Comerica's operations are strategically aligned into three major business segments: the Commercial Bank, the Retail Bank and Wealth Management. The Finance Division is also reported as a segment. For a summary of business segment quarterly results, see the Business Segment Financial Results tables included later in this press release. From time to time, Comerica may make reclassifications among the segments to reflect management's current view of the segments, and methodologies may be modified as the management accounting system is enhanced and changes occur in the organizational structure and/or product lines. The financial results provided are based on the internal business unit structures of Comerica and methodologies in effect at September 30, 2024. A discussion of business segment results will be included in Comerica’s Form 10-Q for the quarter ended September 30, 2024.
Conference Call and Webcast
Comerica will host a conference call and live webcast to review third quarter 2024 financial results at 7 a.m. CT Friday, October 18, 2024. Interested parties may access the conference call by calling (877) 484-6065 or (201) 689-8846. The call and supplemental financial information, as well as a replay of the Webcast, can also be accessed via Comerica's "Investor Relations" page at www.comerica.com. Comerica’s presentation may include forward-looking statements, such as descriptions of plans and objectives for future or past operations, products or services; forecasts of revenue, earnings or other measures of economic performance and profitability; and estimates of credit trends and stability.

Comerica Incorporated is a financial services company headquartered in Dallas, Texas, and strategically aligned by three business segments: the Commercial Bank, the Retail Bank and Wealth Management. Comerica is one of the 25 largest U.S. commercial bank financial holding companies and focuses on building relationships and helping people and businesses be successful. Comerica provides 380 banking centers across the country with locations in Arizona, California, Florida, Michigan and Texas. Founded 175 years ago in Detroit, Michigan, Comerica continues to expand into new regions, including its Southeast Market, based in North Carolina, and Mountain West Market in Colorado. Comerica has offices in 17 states and services 14 of the 15 largest U.S. metropolitan areas, as well as Canada and Mexico.
This press release contains (and Comerica’s related upcoming conference call and live webcast will discuss) both financial measures based on accounting principles generally accepted in the United States (GAAP) and non-GAAP based financial measures, which are used where management believes it to be helpful in understanding Comerica's results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as a reconciliation to the comparable GAAP financial measure, can be found in this press release or in the investor relations portions of Comerica’s website, www.comerica.com. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Forward-looking Statements
Any statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “achieve, anticipate, aspire, assume, believe, can, commit, confident, continue, could, designed, enhances, estimate, expect, feel, forecast, forward, future, goal, grow, initiative, intend, look forward, maintain, may, might, mission, model, objective, opportunity, outcome, on track, outlook, plan, position, potential, project, propose, remain, seek, should, strategy, strive, target, trend, until, well-positioned, will, would” or similar expressions, as they relate to Comerica, or to economic, market or other environmental conditions or its management, are intended to identify forward-looking statements. These forward-looking statements are predicated on the beliefs and assumptions of Comerica's management based on information known to Comerica's management as of the date of this news release and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Comerica's management for future or past operations, products or services, and forecasts of Comerica's revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries as well as estimates of credit trends and global stability. Such statements reflect the view of Comerica's management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Comerica's actual results could differ materially from those discussed. Factors that could cause or contribute to such differences include credit risks (changes in customer behavior; unfavorable developments concerning credit quality; and declines or other changes in the businesses or industries of Comerica's customers); market risks (changes in monetary and fiscal policies; fluctuations in interest rates and their impact on deposit pricing; and transitions away from the Bloomberg Short-Term Bank Yield Index towards new interest rate benchmarks); liquidity risks (Comerica's ability to maintain adequate sources of funding and liquidity; reductions in Comerica's credit rating; and the interdependence of financial service companies and their soundness); technology risks (cybersecurity risks and heightened legislative and regulatory focus on cybersecurity and data privacy); operational risks (operational, systems or infrastructure failures; reliance on other companies to provide certain key components of business infrastructure; the impact of legal and regulatory proceedings or determinations; losses due to fraud; and controls and procedures failures); compliance risks (changes in regulation or oversight, or changes in Comerica’s status with respect to existing regulations or oversight; the effects of stringent capital requirements; and the impacts of future legislative, administrative or judicial changes to tax regulations); strategic risks (damage to Comerica's reputation; Comerica's ability to utilize technology to efficiently and effectively develop, market and deliver new products and services; competitive product and pricing pressures among financial institutions within Comerica's markets; the implementation of Comerica's strategies and business initiatives; management's ability to maintain and expand customer relationships; management's ability to retain key officers and employees; and any future strategic acquisitions or divestitures); and other general risks (changes in general economic, political or industry conditions; negative effects from inflation; the effectiveness of methods of reducing risk exposures; the effects of catastrophic events, including pandemics; physical or transition risks related to climate change; changes in accounting standards; the critical nature of Comerica's accounting policies, processes and management estimates; the volatility of Comerica’s stock price; and that an investment in Comerica’s equity securities is not insured or guaranteed by the FDIC). Comerica cautions that the foregoing list of factors is not all-inclusive. For discussion of factors that may cause actual results to differ from expectations, please refer to our filings with the Securities and Exchange Commission. In particular, please refer to “Item 1A. Risk Factors” beginning on page 14 of Comerica's Annual Report on Form 10-K for the year ended December 31, 2023. Forward-looking statements speak only as of the date they are made. Comerica does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this news release or in any documents, Comerica claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Media Contacts:	Investor Contacts:
Nicole Hogan	Kelly Gage
(214) 462-6657	(833) 571-0486

Louis H. Mora	Lindsey Baird
(214) 462-6669	(833) 571-0486

CONSOLIDATED FINANCIAL HIGHLIGHTS (unaudited)
Comerica Incorporated and Subsidiaries
	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
(in millions, except per share data)	2024	2024	2023	2024	2023
PER COMMON SHARE AND COMMON STOCK DATA
Diluted earnings per common share	$1.33	$1.49	$1.84	$3.80	$6.24
Cash dividends declared	0.71	0.71	0.71	2.13	2.13
Average diluted shares (in thousands)	134,039	133,763	132,655	133,727	132,520
PERFORMANCE RATIOS
Return on average common shareholders' equity	10.88%	14.78%	19.50%	11.58%	21.02%
Return on average assets	0.92	1.05	1.12	0.87	1.29
Efficiency ratio (a)	68.80	67.77	61.86	71.08	58.26
CAPITAL
Common equity tier 1 capital (b), (c)	$8,684	$8,586	$8,472
Tier 1 capital (b), (c)	9,078	8,980	8,866
Risk-weighted assets (b)	72,576	74,342	78,439
Common equity tier 1 capital ratio (b), (c)	11.97%	11.55%	10.80%
Tier 1 capital ratio (b), (c)	12.51	12.08	11.30
Total capital ratio (b)	14.30	14.02	13.17
Leverage ratio (b)	11.02	10.90	9.60
Common shareholders' equity per share of common stock	$52.52	$43.49	$34.73
Tangible common equity per share of common stock (c)	47.69	38.65	29.85
Common equity ratio	8.75%	7.24%	5.34%
Tangible common equity ratio (c)	8.01	6.49	4.62
AVERAGE BALANCES
Commercial loans	$26,173	$26,292	$29,721	$26,305	$30,631
Real estate construction loans	4,205	4,553	4,294	4,642	3,786
Commercial mortgage loans	14,494	14,171	13,814	14,104	13,694
Lease financing	804	798	770	804	770
International loans	1,036	1,111	1,241	1,096	1,245
Residential mortgage loans	1,905	1,898	1,915	1,895	1,869
Consumer loans	2,244	2,248	2,232	2,254	2,281
Total loans	50,861	51,071	53,987	51,100	54,276
Earning assets	73,103	71,829	80,996	73,578	80,241
Total assets	80,231	79,207	89,150	81,016	88,229
Noninterest-bearing deposits	24,357	25,357	29,016	25,371	31,916
Interest-bearing deposits	39,539	37,698	36,867	38,716	34,093
Total deposits	63,896	63,055	65,883	64,087	66,009
Common shareholders' equity	6,546	5,454	4,984	5,898	5,286
Total shareholders' equity	6,940	5,848	5,378	6,293	5,680
NET INTEREST INCOME
Net interest income	$534	$533	$601	$1,615	$1,930
Net interest margin	2.80%	2.86%	2.84%	2.82%	3.11%
CREDIT QUALITY
Nonperforming assets	$250	$226	$154
Loans past due 90 days or more and still accruing	21	11	45
Net charge-offs (recoveries)	11	11	6	$36	$2
Allowance for loan losses	686	686	694
Allowance for credit losses on lending-related commitments	34	31	42
Total allowance for credit losses	720	717	736
Allowance for credit losses as a percentage of total loans	1.43%	1.38%	1.38%
Net loan charge-offs as a percentage of average total loans	0.08	0.09	0.05	0.09%	0.01%
Nonperforming assets as a percentage of total loans and foreclosed property	0.50	0.44	0.29
Allowance for credit losses as a multiple of total nonperforming loans	2.9x	3.2x	4.8x
OTHER KEY INFORMATION
Number of banking centers	380	381	408
Number of employees - full time equivalent	7,666	7,608	7,667
(a)    Noninterest expenses as a percentage of the sum of net interest income and noninterest income excluding net gains (losses) from securities, a derivative contract tied to the conversion rate of Visa Class B shares and changes in the value of shares obtained through monetization of warrants.
(b)    September 30, 2024 ratios are estimated.
(c)    See Reconciliations of Non-GAAP Financial Measures and Regulatory Ratios.

CONSOLIDATED BALANCE SHEETS
Comerica Incorporated and Subsidiaries

	September 30,	June 30,	December 31,	September 30,
(in millions, except share data)	2024	2024	2023	2023
	(unaudited)	(unaudited)		(unaudited)
ASSETS
Cash and due from banks	$870	$719	$1,443	$1,228
Interest-bearing deposits with banks	5,523	4,093	8,059	6,884
Other short-term investments	364	396	399	403
Investment securities available-for-sale	15,886	15,656	16,869	16,323
Commercial loans	25,953	27,113	27,251	29,007
Real estate construction loans	3,859	4,554	5,083	4,545
Commercial mortgage loans	14,774	14,156	13,686	13,721
Lease financing	767	806	807	790
International loans	1,003	1,087	1,102	1,194
Residential mortgage loans	1,901	1,896	1,889	1,905
Consumer loans	2,260	2,238	2,295	2,236
Total loans	50,517	51,850	52,113	53,398
Allowance for loan losses	(686)	(686)	(688)	(694)
Net loans	49,831	51,164	51,425	52,704
Premises and equipment	476	474	445	410
Accrued income and other assets	6,713	7,095	7,194	7,754
Total assets	$79,663	$79,597	$85,834	$85,706
LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$23,819	$24,522	$27,849	$29,922
Money market and interest-bearing checking deposits	31,469	29,016	28,246	26,298
Savings deposits	2,155	2,247	2,381	2,521
Customer certificates of deposit	3,592	3,775	3,723	3,401
Other time deposits	2,017	2,879	4,550	5,011
Foreign office time deposits	25	20	13	5
Total interest-bearing deposits	39,258	37,937	38,913	37,236
Total deposits	63,077	62,459	66,762	67,158
Short-term borrowings	—	1,250	3,565	4,812
Accrued expenses and other liabilities	2,434	2,615	2,895	2,715
Medium- and long-term debt	6,786	7,112	6,206	6,049
Total liabilities	72,297	73,436	79,428	80,734
Fixed-rate reset non-cumulative perpetual preferred stock, series A, no par value, $100,000 liquidation preference per share:
Authorized - 4,000 shares
Issued - 4,000 shares	394	394	394	394
Common stock - $5 par value:
Authorized - 325,000,000 shares
Issued - 228,164,824 shares	1,141	1,141	1,141	1,141
Capital surplus	2,217	2,210	2,224	2,220
Accumulated other comprehensive loss	(2,355)	(3,463)	(3,048)	(4,540)
Retained earnings	11,949	11,867	11,727	11,796
Less cost of common stock in treasury - 95,441,515 shares at 9/30/24, 95,559,986 shares at 06/30/24, 96,266,568 shares at 12/31/23, 96,374,736 shares at 9/30/23	(5,980)	(5,988)	(6,032)	(6,039)
Total shareholders' equity	7,366	6,161	6,406	4,972
Total liabilities and shareholders' equity	$79,663	$79,597	$85,834	$85,706

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
Comerica Incorporated and Subsidiaries

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions, except per share data)	2024	2023	2024	2023
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
INTEREST INCOME
Interest and fees on loans	$798	$862	$2,409	$2,491
Interest on investment securities	99	105	302	326
Interest on short-term investments	85	136	261	309
Total interest income	982	1,103	2,972	3,126
INTEREST EXPENSE
Interest on deposits	330	271	952	590
Interest on short-term borrowings	1	125	47	333
Interest on medium- and long-term debt	117	106	358	273
Total interest expense	448	502	1,357	1,196
Net interest income	534	601	1,615	1,930
Provision for credit losses	14	14	28	77
Net interest income after provision for credit losses	520	587	1,587	1,853
NONINTEREST INCOME
Card fees	64	71	194	212
Fiduciary income	57	59	166	179
Service charges on deposit accounts	46	47	137	140
Capital markets income	39	35	106	113
Commercial lending fees	17	19	50	55
Brokerage fees	13	6	37	22
Bank-owned life insurance	12	12	33	36
Letter of credit fees	10	10	30	31
Risk management hedging income (loss)	7	17	(1)	32
Other noninterest income	12	19	52	60
Total noninterest income	277	295	804	880
NONINTEREST EXPENSES
Salaries and benefits expense	335	315	1,006	947
Outside processing fee expense	69	75	205	207
Software expense	46	44	135	127
Occupancy expense	46	44	134	126
Equipment expense	13	12	38	36
FDIC insurance expense	11	19	66	48
Advertising expense	10	12	30	30
Other noninterest expenses	32	34	106	120
Total noninterest expenses	562	555	1,720	1,641
Income before income taxes	235	327	671	1,092
Provision for income taxes	51	76	143	244
NET INCOME	184	251	528	848
Less:
Income allocated to participating securities	1	1	3	4
Preferred stock dividends	6	6	17	17
Net income attributable to common shares	$177	$244	$508	$827
Earnings per common share:
Basic	$1.34	$1.85	$3.83	$6.27
Diluted	1.33	1.84	3.80	6.24
Comprehensive income (loss)	1,292	(533)	1,221	50
Cash dividends declared on common stock	94	94	283	282
Cash dividends declared per common share	0.71	0.71	2.13	2.13

CONSOLIDATED QUARTERLY STATEMENTS OF COMPREHENSIVE INCOME (unaudited)
Comerica Incorporated and Subsidiaries

	Third	Second	First	Fourth	Third	Third Quarter 2024 Compared to:
	Quarter	Quarter	Quarter	Quarter	Quarter	Second Quarter 2024		Third Quarter 2023
(in millions, except per share data)	2024	2024	2024	2023	2023	Amount	Percent	Amount	Percent
INTEREST INCOME
Interest and fees on loans	$798	$803	$808	$849	$862	$(5)	(1%)	$(64)	(7%)
Interest on investment securities	99	101	102	104	105	(2)	(1)	(6)	(6)
Interest on short-term investments	85	67	109	96	136	18	26	(51)	(38)
Total interest income	982	971	1,019	1,049	1,103	11	1	(121)	(11)
INTEREST EXPENSE
Interest on deposits	330	305	317	302	271	25	8	59	22
Interest on short-term borrowings	1	9	37	58	125	(8)	(88)	(124)	(99)
Interest on medium- and long-term debt	117	124	117	105	106	(7)	(5)	11	11
Total interest expense	448	438	471	465	502	10	3	(54)	(11)
Net interest income	534	533	548	584	601	1	—	(67)	(11)
Provision for credit losses	14	—	14	12	14	14	n/m	—	—
Net interest income after provision for credit losses	520	533	534	572	587	(13)	(3)	(67)	(12)
NONINTEREST INCOME
Card fees	64	64	66	68	71	—	—	(7)	(9)
Fiduciary income	57	58	51	56	59	(1)	(2)	(2)	(4)
Service charges on deposit accounts	46	46	45	45	47	—	—	(1)	(2)
Capital markets income	39	37	30	34	35	2	7	4	11
Commercial lending fees	17	17	16	17	19	—	—	(2)	(8)
Brokerage fees	13	14	10	8	6	(1)	—	7	n/m
Bank-owned life insurance	12	11	10	10	12	1	9	—	—
Letter of credit fees	10	10	10	11	10	—	—	—	—
Risk management hedging income (loss)	7	17	(25)	(74)	17	(10)	(57)	(10)	(58)
Other noninterest income	12	17	23	23	19	(5)	(34)	(7)	(35)
Total noninterest income	277	291	236	198	295	(14)	(4)	(18)	(6)
NONINTEREST EXPENSES
Salaries and benefits expense	335	323	348	359	315	12	4	20	6
Outside processing fee expense	69	68	68	70	75	1	1	(6)	(9)
Software expense	46	45	44	44	44	1	1	2	4
Occupancy expense	46	44	44	45	44	2	5	2	5
Equipment expense	13	13	12	14	12	—	—	1	9
FDIC insurance expense	11	19	36	132	19	(8)	(49)	(8)	(45)
Advertising expense	10	12	8	10	12	(2)	(4)	(2)	(8)
Other noninterest expenses	32	31	43	44	34	1	1	(2)	(9)
Total noninterest expenses	562	555	603	718	555	7	1	7	1
Income before income taxes	235	269	167	52	327	(34)	(12)	(92)	(28)
Provision for income taxes	51	63	29	19	76	(12)	(18)	(25)	(32)
NET INCOME	184	206	138	33	251	(22)	(10)	(67)	(26)
Less:
Income allocated to participating securities	1	1	1	—	1	—	—	—	—
Preferred stock dividends	6	5	6	6	6	1	—	—	—
Net income attributable to common shares	$177	$200	$131	$27	$244	$(23)	(11%)	$(67)	(27%)
Earnings per common share:
Basic	$1.34	$1.50	$0.99	$0.20	$1.85	$(0.16)	(11%)	$(0.51)	(28%)
Diluted	1.33	1.49	0.98	0.20	1.84	(0.16)	(11)	(0.51)	(28)
Comprehensive income (loss)	1,292	200	(271)	1,525	(533)	1,092	n/m	1,825	n/m
Cash dividends declared on common stock	94	95	94	93	94	(1)	n/m	—	—
Cash dividends declared per common share	0.71	0.71	0.71	0.71	0.71	—	—	—	—
n/m - not meaningful

ANALYSIS OF THE ALLOWANCE FOR CREDIT LOSSES (unaudited)
Comerica Incorporated and Subsidiaries

	2024			2023
(in millions)	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
Balance at beginning of period:
Allowance for loan losses	$686	$691	$688	$694	$684
Allowance for credit losses on lending-related commitments	31	37	40	42	44
Allowance for credit losses	717	728	728	736	728
Loan charge-offs:
Commercial	11	19	20	13	9
Commercial mortgage	10	6	—	1	3
Lease financing	1	3	—	—	—
International	1	—	—	11	1
Consumer	—	—	1	—	1
Total loan charge-offs	23	28	21	25	14
Recoveries on loans previously charged-off:
Commercial	6	15	6	3	5
Commercial mortgage	1	1	—	2	2
International	5	—	—	—	—
Consumer	—	1	1	—	1
Total recoveries	12	17	7	5	8
Net loan charge-offs	11	11	14	20	6
Provision for credit losses:
Provision for loan losses	11	6	17	14	16
Provision for credit losses on lending-related commitments	3	(6)	(3)	(2)	(2)
Provision for credit losses	14	—	14	12	14
Balance at end of period:
Allowance for loan losses	686	686	691	688	694
Allowance for credit losses on lending-related commitments	34	31	37	40	42
Allowance for credit losses	$720	$717	$728	$728	$736
Allowance for credit losses as a percentage of total loans	1.43%	1.38%	1.43%	1.40%	1.38%
Net loan charge-offs as a percentage of average total loans	0.08	0.09	0.10	0.15	0.05

NONPERFORMING ASSETS (unaudited)
Comerica Incorporated and Subsidiaries

	2024			2023
(in millions)	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
SUMMARY OF NONPERFORMING ASSETS AND PAST DUE LOANS
Nonperforming loans:
Business loans:
Commercial	$97	$94	$88	$75	$83
Real estate construction	—	—	—	2	2
Commercial mortgage	88	69	67	41	30
Lease financing	1	1	—	—	—
International	3	13	16	20	3
Total nonperforming business loans	189	177	171	138	118
Retail loans:
Residential mortgage	36	23	23	19	19
Consumer:
Home equity	25	26	23	21	17
Total nonperforming retail loans	61	49	46	40	36
Total nonperforming loans and nonperforming assets	250	226	217	178	154
Nonperforming loans as a percentage of total loans	0.50%	0.44%	0.43%	0.34%	0.29%
Nonperforming assets as a percentage of total loans and foreclosed property	0.50	0.44	0.43	0.34	0.29
Allowance for credit losses as a multiple of total nonperforming loans	2.9x	3.2x	3.4x	4.1x	4.8x
Loans past due 90 days or more and still accruing	$21	$11	$32	$20	$45
ANALYSIS OF NONACCRUAL LOANS
Nonaccrual loans at beginning of period	$226	$217	$178	$154	$186
Loans transferred to nonaccrual (a)	55	45	83	54	14
Nonaccrual loan gross charge-offs	(23)	(28)	(21)	(25)	(14)
Loans transferred to accrual status (a)	—	—	(2)	—	(7)
Nonaccrual loans sold	(14)	(2)	(12)	(1)	—
Payments/other (b)	6	(6)	(9)	(4)	(25)
Nonaccrual loans at end of period	$250	$226	$217	$178	$154
(a)Based on an analysis of nonaccrual loans with book balances greater than $2 million.
(b)Includes net changes related to nonaccrual loans with balances less than or equal to $2 million, payments on nonaccrual loans with book balances greater than $2 million and transfers of nonaccrual loans to foreclosed property.

ANALYSIS OF NET INTEREST INCOME (unaudited)
Comerica Incorporated and Subsidiaries
	Nine Months Ended
	September 30, 2024			September 30, 2023
	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate	Balance	Interest	Rate
Commercial loans (a)	$26,305	$1,035	5.26%	$30,631	$1,263	5.52%
Real estate construction loans	4,642	292	8.41	3,786	228	8.05
Commercial mortgage loans	14,104	788	7.46	13,694	723	7.06
Lease financing	804	37	6.14	770	25	4.24
International loans	1,096	64	7.85	1,245	73	7.89
Residential mortgage loans	1,895	55	3.84	1,869	49	3.47
Consumer loans	2,254	138	8.20	2,281	130	7.65
Total loans	51,100	2,409	6.30	54,276	2,491	6.14
Mortgage-backed securities (b)	14,560	298	2.29	15,865	318	2.28
U.S. Treasury securities (c)	1,425	4	0.38	1,966	8	0.53
Total investment securities	15,985	302	2.14	17,831	326	2.10
Interest-bearing deposits with banks (d)	6,112	250	5.45	7,815	300	5.14
Other short-term investments	381	11	3.94	319	9	3.57
Total earning assets	73,578	2,972	5.19	80,241	3,126	5.03
Cash and due from banks	711			1,251
Allowance for loan losses	(688)			(646)
Accrued income and other assets	7,415			7,383
Total assets	$81,016			$88,229
Money market and interest-bearing checking deposits (e)	$29,585	724	3.26	$25,519	419	2.18
Savings deposits	2,277	4	0.21	2,886	5	0.20
Customer certificates of deposit	3,797	103	3.61	2,414	42	2.35
Other time deposits	3,035	120	5.30	3,247	123	5.08
Foreign office time deposits	22	1	4.39	27	1	3.90
Total interest-bearing deposits	38,716	952	3.28	34,093	590	2.30
Federal funds purchased	9	—	5.39	34	1	4.68
Other short-term borrowings	1,095	47	5.65	8,268	332	5.37
Medium- and long-term debt	6,944	358	6.87	5,772	273	6.31
Total interest-bearing sources	46,764	1,357	3.86	48,167	1,196	3.30
Noninterest-bearing deposits	25,371			31,916
Accrued expenses and other liabilities	2,588			2,466
Shareholders' equity	6,293			5,680
Total liabilities and shareholders' equity	$81,016			$88,229
Net interest income/rate spread		$1,615	1.33		$1,930	1.73
Impact of net noninterest-bearing sources of funds			1.49			1.38
Net interest margin (as a percentage of average earning assets)			2.82%			3.11%
(a)Interest income on commercial loans included net expense from cash flow swaps of $522 million and $432 million for the nine months ended September 30, 2024 and 2023, respectively.
(b)Average balances included $2.8 billion of unrealized losses for both the nine months ended September 30, 2024 and 2023; yields calculated gross of these unrealized gains and losses.
(c)Average balances included $55 million and $122 million of unrealized losses for the nine months ended September 30, 2024 and 2023, respectively; yields calculated gross of these unrealized gains and losses.
(d)Average balances included $2 million of collateral posted and netted against derivative liability positions for both the nine months ended September 30, 2024 and 2023; yields calculated gross of derivative netting amounts.
(e)Average balances excluded $108 million and $213 million of collateral received and netted against derivative asset positions for the nine months ended September 30, 2024 and 2023, respectively; rates calculated gross of derivative netting amounts.

ANALYSIS OF NET INTEREST INCOME (unaudited)
Comerica Incorporated and Subsidiaries
	Three Months Ended
	September 30, 2024			June 30, 2024			September 30, 2023
	Average		Average	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Commercial loans (a)	$26,173	$341	5.18%	$26,292	$346	5.29%	$29,721	$416	5.55%
Real estate construction loans	4,205	89	8.43	4,553	95	8.43	4,294	90	8.29
Commercial mortgage loans	14,494	272	7.44	14,171	263	7.47	13,814	257	7.38
Lease financing	804	12	6.10	798	13	6.20	770	11	5.56
International loans	1,036	20	7.73	1,111	22	8.02	1,241	25	7.97
Residential mortgage loans	1,905	19	3.94	1,898	18	3.83	1,915	18	3.72
Consumer loans	2,244	45	8.04	2,248	46	8.24	2,232	45	8.10
Total loans	50,861	798	6.24	51,071	803	6.32	53,987	862	6.34
Mortgage-backed securities (b)	14,608	98	2.29	14,290	99	2.29	15,205	104	2.28
U.S. Treasury securities (c)	1,272	1	0.50	1,460	2	0.39	1,676	1	0.26
Total investment securities	15,880	99	2.17	15,750	101	2.14	16,881	105	2.10
Interest-bearing deposits with banks (d)	5,969	81	5.32	4,642	64	5.40	9,737	132	5.40
Other short-term investments	393	4	3.83	366	3	3.99	391	4	4.00
Total earning assets	73,103	982	5.17	71,829	971	5.20	80,996	1,103	5.21
Cash and due from banks	593			603			1,130
Allowance for loan losses	(686)			(691)			(684)
Accrued income and other assets	7,221			7,466			7,708
Total assets	$80,231			$79,207			$89,150
Money market and interest-bearing checking deposits (e)	$30,960	260	3.34	$29,080	236	3.24	$26,043	178	2.70
Savings deposits	2,194	1	0.19	2,287	2	0.22	2,640	2	0.23
Customer certificates of deposit	3,625	31	3.39	3,901	36	3.67	3,049	24	3.08
Other time deposits	2,739	37	5.35	2,403	31	5.28	5,121	67	5.21
Foreign office time deposits	21	1	4.38	27	—	4.42	14	—	4.34
Total interest-bearing deposits	39,539	330	3.31	37,698	305	3.23	36,867	271	2.90
Federal funds purchased	—	—	—	—	—	—	11	—	5.31
Other short-term borrowings	77	1	5.65	666	9	5.63	8,836	125	5.60
Medium- and long-term debt	6,849	117	6.87	7,082	124	6.98	6,383	106	6.64
Total interest-bearing sources	46,465	448	3.84	45,446	438	3.85	52,097	502	3.81
Noninterest-bearing deposits	24,357			25,357			29,016
Accrued expenses and other liabilities	2,469			2,556			2,659
Shareholders' equity	6,940			5,848			5,378
Total liabilities and shareholders' equity	$80,231			$79,207			$89,150
Net interest income/rate spread		$534	1.33		$533	1.35		$601	1.40
Impact of net noninterest-bearing sources of funds			1.47			1.51			1.44
Net interest margin (as a percentage of average earning assets)			2.80%			2.86%			2.84%
(a)Interest income on commercial loans included net expense from cash flow swaps of $178 million, $174 million and $163 million for the three months ended September 30, 2024, June 30, 2024 and September 30, 2023, respectively.
(b)Average balances included unrealized losses of $2.4 billion for the three months ended September 30, 2024 and $3.1 billion for both the three months ended June 30, 2024 and September 30, 2023; yields calculated gross of these unrealized losses.
(c)Average balances included $38 million, $58 million and $115 million of unrealized losses for the three months ended September 30, 2024, June 30, 2024 and September 30, 2023, respectively; yields calculated gross of these unrealized losses.
(d)Average balances included $13 million, excluded $8 million and included $59 million of collateral posted and netted against derivative liability positions for the three months ended September 30, 2024, June 30, 2024 and September 30, 2023, respectively; yields calculated gross of derivative netting amounts.
(e)Average balances excluded $72 million, $121 million and $161 million of collateral received and netted against derivative asset positions for the three months ended September 30, 2024, June 30, 2024 and September 30, 2023, respectively; rates calculated gross of derivative netting amounts.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (unaudited)
Comerica Incorporated and Subsidiaries
					Accumulated Other Comprehensive Loss
	Nonredeemable Preferred Stock	Common Stock						Total Shareholders' Equity
		Shares Outstanding	Amount	Capital Surplus		Retained Earnings	Treasury Stock
(in millions, except per share data)
BALANCE AT JUNE 30, 2023	$394	131.7	$1,141	$2,212	$(3,756)	$11,648	$(6,044)	$5,595
Net income	—	—	—	—	—	251	—	251
Other comprehensive loss, net of tax	—	—	—	—	(784)	—	—	(784)
Cash dividends declared on common stock ($0.71 per share)	—	—	—	—	—	(94)	—	(94)
Cash dividends declared on preferred stock	—	—	—	—	—	(6)	—	(6)
Net issuance of common stock under employee stock plans	—	0.1	—	(1)	—	(3)	5	1
Share-based compensation	—	—	—	9	—	—	—	9
BALANCE AT SEPTEMBER 30, 2023	$394	131.8	$1,141	$2,220	$(4,540)	$11,796	$(6,039)	$4,972
BALANCE AT JUNE 30, 2024	$394	132.6	$1,141	$2,210	$(3,463)	$11,867	$(5,988)	$6,161
Net income	—	—	—	—	—	184	—	184
Other comprehensive income, net of tax	—	—	—	—	1,108	—	—	1,108
Cash dividends declared on common stock ($0.71 per share)	—	—	—	—	—	(94)	—	(94)
Cash dividends declared on preferred stock	—	—	—	—	—	(6)	—	(6)
Net issuance of common stock under employee stock plans	—	0.1	—	(2)	—	(2)	8	4
Share-based compensation	—	—	—	9	—	—	—	9
BALANCE AT SEPTEMBER 30, 2024	$394	132.7	$1,141	$2,217	$(2,355)	$11,949	$(5,980)	$7,366
BALANCE AT DECEMBER 31, 2022	$394	131.0	$1,141	$2,220	$(3,742)	$11,258	$(6,090)	$5,181
Net income	—	—	—	—	—	848	—	848
Other comprehensive loss, net of tax	—	—	—	—	(798)	—	—	(798)
Cash dividends declared on common stock ($2.13 per share)	—	—	—	—	—	(282)	—	(282)
Cash dividends declared on preferred stock	—	—	—	—	—	(17)	—	(17)
Net issuance of common stock under employee stock plans	—	0.8	—	(44)	—	(11)	51	(4)
Share-based compensation	—	—	—	44	—	—	—	44
BALANCE AT SEPTEMBER 30, 2023	$394	131.8	$1,141	$2,220	$(4,540)	$11,796	$(6,039)	$4,972
BALANCE AT DECEMBER 31, 2023	$394	131.9	$1,141	$2,224	$(3,048)	$11,727	$(6,032)	$6,406
Cumulative effect of change in accounting principle (a)	—	—	—	—	—	(4)	—	(4)
Net income	—	—	—	—	—	528	—	528
Other comprehensive income, net of tax	—	—	—	—	693	—	—	693
Cash dividends declared on common stock ($2.13 per share)	—	—	—	—	—	(283)	—	(283)
Cash dividends declared on preferred stock	—	—	—	—	—	(17)	—	(17)
Net issuance of common stock under employee stock plans	—	0.8	—	(52)	—	(2)	52	(2)
Share-based compensation	—	—	—	45	—	—	—	45
BALANCE AT SEPTEMBER 30, 2024	$394	132.7	$1,141	$2,217	$(2,355)	$11,949	$(5,980)	$7,366
(a)Effective January 1, 2024, the Corporation adopted ASU 2023-02, which expanded the permitted use of the proportional amortization method to certain tax credit investments.

BUSINESS SEGMENT FINANCIAL RESULTS (unaudited)
Comerica Incorporated and Subsidiaries

(dollar amounts in millions)	Commercial Bank	Retail Bank	Wealth Management	Finance	Other	Total
Three Months Ended September 30, 2024
Earnings summary:
Net interest income (expense)	$464	$205	$46	$(220)	$39	$534
Provision for credit losses	6	4	3	—	1	14
Noninterest income	149	24	73	26	5	277
Noninterest expenses	252	175	90	1	44	562
Provision (benefit) for income taxes	83	12	7	(48)	(3)	51
Net income (loss)	$272	$38	$19	$(147)	$2	$184
Net charge-offs	$10	$1	$—	$—	$—	$11
Selected average balances:
Assets	$45,669	$3,045	$5,296	$18,277	$7,944	$80,231
Loans	43,462	2,347	5,042	—	10	50,861
Deposits	32,261	24,224	3,844	3,300	267	63,896
Statistical data:
Return on average assets (a)	2.36%	0.63%	1.47%	n/m	n/m	0.92%
Efficiency ratio (b)	41.23	74.24	75.35	n/m	n/m	68.80

	Commercial Bank	Retail Bank	Wealth Management	Finance	Other	Total
Three Months Ended June 30, 2024
Earnings summary:
Net interest income (expense)	$465	$203	$48	$(220)	$37	$533
Provision for credit losses	—	1	(2)	—	1	—
Noninterest income	146	33	78	33	1	291
Noninterest expenses	250	177	88	1	39	555
Provision (benefit) for income taxes	85	14	10	(46)	—	63
Net income (loss)	$276	$44	$30	$(142)	$(2)	$206
Net charge-offs	$8	$2	$1	$—	$—	$11
Selected average balances:
Assets	$45,843	$3,029	$5,299	$18,448	$6,588	$79,207
Loans	43,709	2,322	5,026	—	14	51,071
Deposits	31,176	24,590	3,951	3,032	306	63,055
Statistical data:
Return on average assets (a)	2.42%	0.71%	2.25%	n/m	n/m	1.05%
Efficiency ratio (b)	40.90	76.12	70.78	n/m	n/m	67.77

	Commercial Bank	Retail Bank	Wealth Management	Finance	Other	Total
Three Months Ended September 30, 2023
Earnings summary:
Net interest income (expense)	$505	$208	$49	$(187)	$26	$601
Provision for credit losses	22	—	(9)	—	1	14
Noninterest income	150	31	78	40	(4)	295
Noninterest expenses	257	175	102	1	20	555
Provision (benefit) for income taxes	89	16	9	(37)	(1)	76
Net income (loss)	$287	$48	$25	$(111)	$2	$251
Net charge-offs	$6	$—	$—	$—	$—	$6
Selected average balances:
Assets	$49,459	$2,985	$5,557	$19,832	$11,317	$89,150
Loans	46,477	2,250	5,227	—	33	53,987
Deposits	31,868	24,034	3,950	5,711	320	65,883
Statistical data:
Return on average assets (a)	2.30%	0.79%	1.81%	n/m	n/m	1.12%
Efficiency ratio (b)	39.34	72.71	79.99	n/m	n/m	61.86
(a)Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.
(b)Noninterest expenses as a percentage of the sum of net interest income and noninterest income excluding net gains (losses) from securities, a derivative contract tied to the conversion rate of Visa Class B shares and changes in the value of shares obtained through monetization of warrants.
n/m - not meaningful

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES AND REGULATORY RATIOS (unaudited)
Comerica Incorporated and Subsidiaries

Comerica believes non-GAAP measures are meaningful because they reflect adjustments commonly made by management, investors, regulators and analysts to evaluate the adequacy of common equity and performance trends. Comerica believes adjusted net income, earnings per share, ROA and ROE provide a greater understanding of ongoing operations and financial results by removing the impact of notable items from net income, net income available to common shareholders, average assets and average common shareholders’ equity. Notable items are meaningful because they provide greater detail of how certain events or initiatives affect Comerica’s results for a more informed understanding of those results. Tangible common equity is used by Comerica to measure the quality of capital and the return relative to balance sheet risk.

	Third	Second	Third	Nine Months Ended
	Quarter	Quarter	Quarter	September 30,
(dollar amounts in millions, except per share data)	2024	2024	2023	2024	2023
Adjusted Earnings per Common Share:
Net income attributable to common shareholders	$177	$200	$244	$508	$827
Net BSBY cessation hedging losses (a)	9	3	—	48	—
FDIC special assessment (b)	(4)	3	—	15	—
Modernization and expense recalibration initiatives (c)	2	2	(14)	5	9
Income tax impact of above items	(2)	(2)	3	(16)	(2)
Adjusted net income attributable to common shareholders	$182	$206	$233	$560	$834
Diluted average common shares (in millions)	134	134	133	134	133
Diluted earnings per common share:
Reported	$1.33	$1.49	$1.84	$3.80	$6.24
Adjusted	1.37	1.53	1.76	4.19	6.29
Adjusted Net Income, ROA and ROE:
Net income	$184	$206	$251	$528	$848
Net BSBY cessation hedging losses (a)	9	3	—	48	—
FDIC special assessment (b)	(4)	3	—	15	—
Modernization and expense recalibration initiatives (c)	2	2	(14)	5	9
Income tax impact of above items	(2)	(2)	3	(16)	(2)
Adjusted net income	$189	$212	$240	$580	$855
Average assets	$80,231	$79,207	$89,150	$81,016	$88,229
Impact of adjusted items to average assets	—	—	1	(3)	—
Adjusted average assets	$80,231	$79,207	$89,151	$81,013	$88,229
ROA:
Reported	0.92%	1.05%	1.12%	0.87%	1.29%
Adjusted	0.94	1.07	1.07	0.96	1.29
Average common shareholder’s equity	$6,546	$5,454	$4,984	$5,898	$5,286
Impact of adjusted items to average common shareholders’ equity	1	—	(3)	10	1
Adjusted average common shareholder’s equity	$6,547	$5,454	$4,981	$5,908	$5,287
ROE:
Reported	10.88%	14.78%	19.50%	11.58%	21.02%
Adjusted	11.22	15.18	18.65	12.74	21.18
(a)The planned cessation of BSBY announced in November 2023 resulted in the de-designation of certain interest rate swaps requiring reclassification of amounts recognized in AOCI into earnings. Settlement of interest payments and changes in fair value for each impacted swap were recorded as risk management hedging losses until the swap was re-designated. All impacted swaps were re-designated as of April 1, 2024; therefore, settlement of interest payments for third quarter 2024 and second quarter 2024 were recorded as net interest income.
(b)Additional FDIC insurance accrual adjustments resulting from the FDIC Board of Directors’ November 2023 approval of a special assessment to recover the loss to the Deposit Insurance Fund following the failures of Silicon Valley Bank and Signature Bank.
(c)Related to certain initiatives to transform the retail banking delivery model, align corporate facilities and optimize technology platforms, as well as calibrate expenses to enhance earnings power while creating capacity for strategic and risk management initiatives.

Common equity tier 1 capital ratio removes preferred stock from the Tier 1 capital ratio as defined by and calculated in conformity with bank regulations. The tangible common equity ratio removes the effect of intangible assets from capital and total assets. Tangible common equity per share of common stock removes the effect of intangible assets from common shareholders' equity per share of common stock.

	September 30,	June 30,	September 30,
(in millions, except share data)	2024	2024	2023
Common Equity Tier 1 Capital (a):
Tier 1 capital	$9,078	$8,980	$8,866
Less:
Fixed-rate reset non-cumulative perpetual preferred stock	394	394	394
Common equity tier 1 capital	$8,684	$8,586	$8,472
Risk-weighted assets	$72,576	$74,342	$78,439
Tier 1 capital ratio	12.51%	12.08%	11.30%
Common equity tier 1 capital ratio	11.97	11.55	10.80
Tangible Common Equity:
Total shareholders' equity	$7,366	$6,161	$4,972
Less:
Fixed-rate reset non-cumulative perpetual preferred stock	394	394	394
Common shareholders' equity	$6,972	$5,767	$4,578
Less:
Goodwill	635	635	635
Other intangible assets	6	7	8
Tangible common equity	$6,331	$5,125	$3,935
Total assets	$79,663	$79,597	$85,706
Less:
Goodwill	635	635	635
Other intangible assets	6	7	8
Tangible assets	$79,022	$78,955	$85,063
Common equity ratio	8.75%	7.24%	5.34%
Tangible common equity ratio	8.01	6.49	4.62
Tangible Common Equity per Share of Common Stock:
Common shareholders' equity	$6,972	$5,767	$4,578
Tangible common equity	6,331	5,125	3,935
Shares of common stock outstanding (in millions)	133	133	132
Common shareholders' equity per share of common stock	$52.52	$43.49	$34.73
Tangible common equity per share of common stock	47.69	38.65	29.85
(a)September 30, 2024 ratios are estimated.

Total uninsured deposits as calculated per regulatory guidance and reported on schedule RC-O of Comerica Bank’s Call Report include affiliate deposits, which by definition have a different risk profile than other uninsured deposits. The amounts presented below remove affiliate deposits from the total uninsured deposits number. Comerica believes that the presentation of uninsured deposits adjusted for the impact of affiliate deposits provides enhanced clarity of uninsured deposits at risk.

	September 30,	June 30,	September 30,
(dollar amounts in millions)	2024	2024	2023
Uninsured Deposits:
Total uninsured deposits, as calculated per regulatory guidelines	$31,926	$29,509	$31,476
Less:
Affiliate deposits	(3,839)	(3,882)	(4,088)
Total uninsured deposits, excluding affiliate deposits	$28,087	$25,627	$27,388